                                                                   EXHIBIT 10.12

                  COLLABORATIVE PRODUCT DEVELOPMENT AGREEMENT
                                  (Instrument)

                               TABLE OF CONTENTS
                               -----------------

                                                                              Page
                                                                              ----
1.   Responsibilities of Aastrom.............................................. 2
     1.1   Project Management................................................. 2
     1.2   Specifications..................................................... 2

2.   Responsibilities of SeaMED............................................... 2
     2.1   Design Collaboration............................................... 2
     2.2   Delivery of Preproduction Units.................................... 3
     2.3   Maintenance of Adequate Facilities and Manufacturing Practices..... 4
     2.4   No Subcontracting.................................................. 5
     2.5   Inventory and Insurance............................................ 5
     2.6   Transit............................................................ 5
     2.7   Financial Condition................................................ 5

3.   Acceptance Procedures.................................................... 5

4.   Compensation............................................................. 6

5.   Warranties............................................................... 6
     5.1   SeaMED's Warranty.................................................. 6
     5.2   Limitation on Liability............................................ 6
     5.3   Disclaimer of Warranties........................................... 7
     5.4   Aastrom's Warranty................................................. 7

6.   Phase II Manufacture..................................................... 7
     6.1   Manufacturing Agreement............................................ 7
     6.2   Phase II Manufacturing Drawings and Process........................ 9
     6.3   Transition Cooperation............................................. 9
     6.4   Compensation....................................................... 9

7.   Records; Inspection...................................................... 9

8.   Indemnification.......................................................... 9
     8.1   By SeaMED.......................................................... 9
     8.2   By Aastrom......................................................... 10
     8.3   Patent Infringement................................................ 10
     8.4   Control of Action.................................................. 10
     8.5   Insurance.......................................................... 10

9.   Exclusivity.............................................................. 11
     9.1   Continuing Prohibition............................................. 11

     9.2    No Similar Product................................................ 11
     9.3    No Use of Aastrom's Proprietary Information....................... 11

10.  Proprietary Information.................................................. 12
     10.1   Aastrom's Property; Use of Property by SeaMED..................... 12
     10.2   Inventions........................................................ 12
     10.3   Nondisclosure..................................................... 12
     10.4   Confidentiality................................................... 12

11.  Term..................................................................... 13

12.  Default and Termination.................................................. 13
     12.1   Breach............................................................ 13
     12.2   Remedy............................................................ 14

13.  Miscellaneous............................................................ 14
     13.1   Independent Contractors........................................... 14
     13.2   Causes Beyond Control............................................. 14
     13.3   Successors and Assigns............................................ 14
     13.4   Applicable Law.................................................... 15
     13.5   Severability...................................................... 15
     13.6   Entire Agreement; Modification and Waiver......................... 15
     13.7   Counterparts...................................................... 15
     13.8   Dispute Resolution................................................ 15
     13.9   Notices........................................................... 15


EXHIBITS

 A        General Description of the System and the Instrument
 B        Specifications and Functional Requirements for the Instrument
 C        Time and Quantity Schedule - Preproduction Units
 C1       Pricing for Precommercial Units
 D        Manufacturing Drawings for the Instrument
 E        Compensation Schedule for Design Work and Manufacturing
          Preproduction Units
 F        Summary of Manufacturing Agreement for Phase II

                  COLLABORATIVE PRODUCT DEVELOPMENT AGREEMENT

                                  (Instrument)



     This Collaborative Product Development Agreement (the "Agreement") is entered into as of May 10, 1994, by and between Aastrom Biosciences, Inc., a
                   ------
Michigan corporation ("Aastrom"), and SeaMED Corporation, a Delaware corporation ("SeaMED").

     A. Aastrom is in the final stages of research and development for a proprietary Cell Expansion System which is used for stem cell growth (the "System"). The System includes an instrument or instruments (the "Instrument") and a disposable biochamber cartridge. Aastrom has completed a working prototype model of the System; and Aastrom now needs to complete the design of the Instrument and to obtain (i) pre-production models defined as pre-revision Rev. A specification units (hereinafter called "preproduction units") of the Instrument for laboratory and clinical evaluation, and (ii) pre-commercial models, defined as units made once the release occurs for Rev. A specification units (hereinafter called "precommercial units") of the Instrument for laboratory and clinical evaluation. Attached hereto as Exhibit A is a general description of the System, including the Instrument.

     B. SeaMED has expertise and experience in the development and manufacture of medical instruments which are somewhat similar to the Instrument, and SeaMED is prepared to collaborate with Aastrom for completing the necessary design work on the Instrument to enable SeaMED to produce preproduction units and precommercial units of the Instrument for laboratory and clinical evaluation as outlined in the SeaMED Project Plan, Drawing Number 908180, draft dated 2-2-94.

     C. As further described in this Agreement, (i) the design and manufacture of preproduction units and precommercial units of the Instrument shall be referred to as Phase I, and (ii) the subsequent manufacture of commercial units (defined as any unit that is sold) of the Instrument shall be referred to as Phase II.

     D.  Pursuant to the terms of this Agreement, during Phase I SeaMED shall
(i) collaborate with and assist Aastrom to design the preproduction units and precommercial units of the Instrument, and (ii) manufacture the preproduction units and precommercial units of the Instrument. At least six months prior to the expected commencement of Phase II, Aastrom and SeaMED shall pursue good faith negotiations for entering into a Manufacturing Agreement for SeaMED to manufacture the commercial units of the Instrument, as further described in

Section 6 of this Agreement. Because of foreign governmental approval requirements, it is possible that there still will be some preproduction units and precommercial units being made during Phase I, while at the same time there will be some commercial units being made during Phase II.

     E. Aastrom has contracted with Roecker Design Group, and Aastrom may also contract with other design specialists for assistance with specified aspects of the System and/or Instrument (collectively called the "Other Design Contractors").


                                   AGREEMENT

     NOW, THEREFORE, the parties hereby agree as follows:

          1.   Responsibilities of Aastrom.
               ---------------------------

               1.1 Project Management. Aastrom shall be responsible for overall
                   ------------------
project management relating to the development of the Instrument.

               1.2 Specifications. Aastrom shall collaborate with SeaMED and the
                   --------------
Other Design Contractors on completing the design work for the Instrument. With assistance from SeaMED as more fully described in Section 2 below, Aastrom shall develop the final specifications and functional requirements for the preproduction units and precommercial units (including applicable test criteria) (the "Specifications"). Upon completion of the Specifications, Aastrom shall promptly provide SeaMED with a copy of the Specifications, and the Specifications shall be incorporated herein as Exhibit B hereto.

          2.   Responsibilities of SeaMED.
               --------------------------

               2.1 Design Collaboration. SeaMED shall collaborate with Aastrom
                   --------------------
and the Other Design Contractors on completing the design work for the Instrument. The time schedule for completing such design work shall be as set forth in Exhibit C. Without limiting the foregoing, SeaMED shall:

                   (a) Assist Aastrom with respect to planning for all manufacturing issues that are likely to arise in connection with the design work and development of the Instrument, including issues relating to the Phase I and Phase II manufacturing process development and validation, component sourcing, and the creation of Device Master record documentation requirements;

                   (b) Review the Instrument software design and documentation, and provide third party quality assurance, including specification review, code audits, verification and validation testing, to ensure to the best of

SeaMED's ability that they are in compliance with all applicable guidelines of the U.S. Food and Drug Administration;

          (c) Assist Aastrom to establish a reliability goal for the Instrument, calculate the reliability of the preproduction units and precommercial units at certain established review points during the design and development of the Instrument, and perform demonstration tests on pilot production units produced by SeaMED; and

          (d) Determine all necessary requirements for certification of the Instrument by UL, CSA, IEC, TUV and EC, and to review the design of the Instrument at various key points during the product development stage to determine compliance with such requirements, and coordinate the testing of the Instrument for compliance with such requirements and the submission of the Instrument for certification by each of such entities.

          (e) Prepare working drawings for manufacturing and testing the preproduction units and the precommercial units of the Instrument, including without limitation, (i) specifications for component parts to be acquired from specified vendors, (ii) drawings and specifications for component parts, (iii) test and acceptance procedures and criteria, (iv) subassembly specifications, drawings and requirements, (v) costed bill of materials, and (vi) product specific manufacturing procedures, device master record, routing and processes (collectively called the "Manufacturing Drawings"), which Manufacturing Drawings shall be subject to the prior written approval of Aastrom, shall be owned by Aastrom, and shall ultimately be incorporated herein as Exhibit D. If said manufacturing drawings reference general policies and procedures of SeaMED, such as SeaMED's Quality System, then such general policies and procedures shall remain the property of SeaMED, but Aastrom shall be given a copy of the same.
As modifications are made from time to time to the Manufacturing Drawings by mutual agreement, SeaMED shall furnish to Aastrom an updated copy thereof.

          (f) To the extent required for submittal to the U.S. Food and Drug Administration ("FDA") (or comparable foreign agencies) for Aastrom's IDE and/or PMA (or comparable foreign approvals), prepare a detailed description of SeaMED's manufacturing methods, processes, procedures and facility applicable to Aastrom's Instrument.

     2.2  Delivery of Preproduction Units. Following Aastrom's approval of the
          -------------------------------
Manufacturing Drawings prepared by SeaMED, in accordance with the time and quantity schedule specified in Exhibit C attached hereto, and the pricing specified in Exhibit E, SeaMED shall manufacture and deliver to Aastrom at its Ann Arbor, Michigan facility, a number of the preproduction units of the Instrument, in compliance with the Specifications and the Manufacturing Drawings, for use in clinical tests of the System. The exact number of said preproduction units, and any variations thereof, shall be as specified by Aastrom in a purchase order, subject to SeaMED's reasonable approval, which approval will not be withheld unreasonably. As Aastrom's clinical tests of the System proceed, and depending on the outcome of those tests, Aastrom may place purchase orders for additional units of the preproduction unit; and SeaMED shall manufacture and sell said additional preproduction units on the same terms and conditions as set forth herein. Provided, however, the maximum number of preproduction units shall be as specified in Exhibit C.

                2.2.1 Delivery of Precommercial Units. Once Aastrom has released
                      -------------------------------
for manufacture the Rev. A specifications for the precommercial units, SeaMED shall manufacture and deliver to Aastrom at its Ann Arbor, Michigan facility, a number of the precommercial units of the Instrument, in compliance with the Rev. A Specifications and the related manufacturing Drawings, for use in clinical tests of the System. The exact number of said precommercial units shall be specified by Aastrom in a purchase order, subject to SeaMED's reasonable approval, which approval will not be withheld unreasonably. The purchase and sale of the precommercial units shall be in accordance with the terms specified on Exhibit C-1 attached hereto. Delivery of precommercial units will be within twenty (20) weeks after SeaMED receives a firm purchase order for the specified number of units. A specific schedule will be determined at the time of the purchase order placement.

          2.3   Maintenance of Adequate Facilities and Manufacturing
                ----------------------------------------------------
Practices.  SeaMED shall maintain adequate personnel and facilities to perform
---------
its obligations under this Agreement. SeaMED shall assemble all of the preproduction units and precommercial units in an environment where good manufacturing practices are followed. Inasmuch as SeaMED's FDA facility registration and inspection record are extremely important to Aastrom's ability to obtain prompt FDA approval for Aastrom's System, SeaMED hereby agrees to use its best efforts to maintain in good standing all appropriate FDA facility registrations and inspection records. SeaMED shall immediately report to Aastrom in writing any adverse events, circumstances, or potential problems relating to SeaMED's FDA registrations and inspections that could adversely effect Aastrom's product or the System approval. SeaMed shall furnish to Aastrom a copy of the FDA facility registrations and inspection reports applicable as of the date of this Agreement, plus each subsequent FDA registration or inspection report during the term of this Agreement. SeaMED shall allow Aastrom and its agent to review and inspect SeaMED's facilities, and FDA compliance files, and correspondence to and from the FDA regarding inspections, registrations, and audits that pertain directly to Aastrom's product or the System's regulatory submission. SeaMED will inform Aastrom of any negative findings regarding other products (although the product and company will remain confidential) or processes that may have an impact on

Aastrom's product or regulatory submission. To the extent that European Economic Community standards apply to SeaMED's facility and manufacturing practices for units to be used in Europe, SeaMED will also comply with said standards.

          2.4   No Subcontracting.  No part of SeaMED's obligations under
                -----------------
this Agreement shall be subcontracted by SeaMED that would impact Aastrom's PMA approval, without the prior written approval of Aastrom.

          2.5   Inventory and Insurance.  All inventory of components and
                -----------------------
materials purchased by SeaMED to make the Instrument shall be owned by SeaMED and shall be insured against risk of loss by SeaMED. Any components and materials purchased by Aastrom and delivered to SeaMED for SeaMED to use to make the Products shall be covered by SeaMED's insurance policy for risk of loss while said items remain in SeaMED's facility, with Aastrom being the loss payee therefor.

          2.6   Transit.  SeaMED shall arrange for shipment of the Instrument by
                -------
a common carrier approved by Aastrom, to a destination specified by Aastrom. Title and risk of loss to the Instrument shall pass from SeaMED to Aastrom when the Instruments are delivered to a common carrier for shipment to Aastrom's designation.

          2.7   Financial Condition.  Each party shall furnish to the other
                -------------------
party a copy of the party's quarterly financial statements and a copy of the party's annual financial statements, within forty-five (45) days after each quarter-end and ninety (90) days after the party's fiscal year-end. Each party shall give written notification to the other party of any material adverse financial condition affecting the party, including without limitation: (i) the filing of a significant lawsuit against the party, (ii) the lack of cash funds available to pay all obligations of the party as they become due, (iii) the lack of resources available to enable the party to fully and promptly perform its obligations under this Agreement on schedule, or (iv) any other condition which may jeopardize or impair the full and prompt performance by the party of its obligations under this Agreement. Said notification shall be given within five
(5) days after the occurrence or realization of said adverse condition.

      3.  Acceptance Procedures.  Delivery of each of the preproduction units
          ---------------------
and precommercial units shall be deemed accepted by Aastrom unless SeaMED is notified in writing of Aastrom's rejection of such delivery within thirty (30) days after the delivery date due to a failure thereof to comply with the Specifications and/or the Manufacturing Drawings, including the test criteria. In the event SeaMED receives such notice, SeaMED shall diligently attempt to promptly resolve any such failure, and to deliver a unit which conforms to the

Specifications and the Manufacturing Drawings. In the event SeaMED cannot resolve any such failure and deliver a unit that conforms to the Specifications and the Manufacturing Drawings within thirty (30) days of receipt of such notice, Aastrom may terminate this Agreement pursuant to Section 12 below.

          4.   Compensation.  Aastrom shall compensate SeaMED for SeaMED's
               ------------
design work and preproduction unit manufacture on a "time and materials" basis, as further described on Exhibit E. Aastrom shall compensate SeaMED for the precommercial units manufactured pursuant to the maximum pricing formula as specified in Exhibit C-1 attached hereto, subject to the definitions and pricing schedule considerations in Section 4.1 of Exhibit F attached hereto. SeaMED shall submit to Aastrom a monthly invoice for said design work, and SeaMED shall invoice for units manufactured upon shipment of the units, and each invoice shall be accompanied by such supporting details as Aastrom may reasonably request. Aastrom shall pay said invoice within thirty (30) days after the invoice and supporting details are received by Aastrom.

          5.   Warranties.
               ----------

               5.1  SeaMED's Warranty.  SeaMED warrants that each of the units
                    -----------------
(i) shall be manufactured in full compliance with the Specifications and the Manufacturing Drawings, (ii) shall be free from defects in material and workmanship, and (iii) shall be free from defects in design as to those specific elements for which SeaMED was primarily responsible for the design. As to elements of the unit for which SeaMED was not primarily responsible for the
                                          ---
design, SeaMED is not making any warranty as to design. SeaMED further warrants that the manufacture, assembly and delivery of the units hereunder shall be (i) in compliance with all applicable federal, state and local laws, rules, regulations and executive orders, including without limitation, all of the employee compensation, health and safety and environmental laws applicable to SeaMED's facility, and all U.S. customs laws and regulations, and U.S. Food and Drug Administration ("FDA") regulations, and applicable foreign regulations, and
(ii) performed in a professional, workmanlike manner in accordance with prevailing industry standards. SeaMED understands that Aastrom may sell the units to hospital customers or other users. SeaMED agrees that the foregoing warranties are for the benefit of Aastrom and any ultimate end-user of the units.

               5.2  Limitation on Liability.  SeaMED shall either repair or
                    -----------------------
replace or provide to Aastrom full credit for the purchase price of any unit which is defective due to SeaMED's failure to comply with the foregoing warranty. Any such warranty repairs or replacements shall be completed within thirty (30) days after the date on which any defective unit is delivered to SeaMED. All shipping and other costs incurred in connection with the repair or replacement of any defective unit shall be borne by and for the account of SeaMED. Except as specified in Section 8, SeaMED shall have no liability to Aastrom for any consequential damages or loss, including but not limited to loss of profits or goodwill, additional expenses incurred, or other damages.

               5.3  Disclaimer of Warranties.
                    ------------------------

     EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION, SEAMED DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

               5.4  Aastrom's Warranty.  Aastrom warrants that all elements of
                    ------------------
the Instrument units for which SeaMED was not primarily responsible for the design shall be free from defects in design.

          6.   Phase II Manufacture.
               --------------------

               6.1   Manufacturing Agreement.  Subject to satisfying the
                     -----------------------
prerequisites listed below, Aastrom and SeaMED will enter into a Manufacturing Agreement for Phase II manufacture of commercial units of the Instrument in accordance with the terms set forth in Exhibit F attached hereto. At the option and discretion of Aastrom, Aastrom may waive any one or more of said prerequisites. Said prerequisites are:

               (a) SeaMED has performed its obligations during Phase I in a diligent, prompt and effective manner, to the reasonable satisfaction of Aastrom, without any defaults by SeaMED.

               (b) SeaMED has manufactured the preproduction units and precommercial units of the Instrument during Phase I in full compliance with the Manufacturing Drawings and the Specifications, and SeaMED has delivered the quantities of same on a timely schedule as ordered, and SeaMED has complied fully with its obligations under this Agreement.

               (c) SeaMED has successfully controlled the costs to manufacture the preproduction units and precommercial units, on a reasonable and cost effective basis.

               (d) SeaMED has adequate facilities, equipment, personnel, governmental approvals, and manufacturing capacity to manufacture the quantities of the commercial units of the Instruments needed by Aastrom during Phase II; and SeaMED shall furnish to Aastrom reasonable evidence to verify the same.

               (e) SeaMED's facility has received all necessary approvals from the FDA and from the European Community (or other necessary foreign agencies) to manufacture the commercial units of the Instrument.

               (f) SeaMED's financial condition is sound and stable, such that there are no reasonable doubts as to SeaMED's financial ability to remain in business and perform its obligations contemplated under the Manufacturing Agreement, and SeaMED shall furnish to Aastrom reasonable evidence to verify the same.

               (g) SeaMED is able and willing to manufacture the commercial units of the Instrument on a cost effective and efficient basis, on a timely production schedule, and on a high quality basis, pursuant to mutually approved pricing and delivery schedules, all in accordance with the Manufacturing Agreement, and SeaMED shall furnish to Aastrom reasonable evidence to verify the same.

               (h) SeaMED maintains the insurance coverage as specified in the Manufacturing Agreement and SeaMED shall furnish to Aastrom reasonable evidence to verify the same.

               (i) Aastrom is satisfied with the results of its clinical trials and the market potential for the Instrument, such that Aastrom is prepared to proceed with Phase II and the manufacture and sale of commercial units.

               (j) SeaMED approves any modifications to the Phase II Manufacturing Drawings for the Instrument which Aastrom determines to be needed.

               (k) SeaMED approves the quantities and delivery schedule determined by Aastrom to be needed to meet the market needs for the commercial units of the Instrument.

          If Aastrom concludes that the foregoing prerequisites are satisfied, then Aastrom and SeaMED will enter into a Manufacturing Agreement in accordance with the terms set forth in Exhibit F. Provided however, SeaMED may decline to enter into such a Manufacturing Agreement only if one or more of the following circumstances occurs:

               (l) Aastrom has defaulted on its obligations under this Agreement.

          6.2  Phase II Manufacturing Drawings and Process.  At least six (6)
               -------------------------------------------
months prior to the expected commencement of Phase II, (i) SeaMED shall prepare and deliver to Aastrom any recommended revisions to the Manufacturing Drawings for the Instrument that may be needed for efficient and cost-effective manufacturing and testing of the commercial units of the Instrument, and (ii) SeaMED shall prepare and deliver to Aastrom a complete and detailed written package of documents which fully describes the manufacturing process for the manufacturing and testing of the commercial units of the Instrument, including without limitation, all items referenced in Sections 2.1(e) as the Manufacturing Drawings and 2.1(f). The foregoing shall hereinafter collectively be referred to as the "Phase II Manufacturing Drawings and Process." As modifications are made from time to time to said Phase II Manufacturing Drawings and Process by mutual agreement, SeaMED shall furnish to Aastrom an updated copy thereof.

          6.3  Transition Cooperation.  If this Agreement is terminated,
               ----------------------
SeaMED shall provide to Aastrom, or its designee, all necessary Instrument information, documentation, equipment lists, material lists, traceable recordings, tooling, suppliers, Phase II Manufacturing Drawings and Process, and description of manufacturing methods and processes (including device master list) required by governmental agencies, to enable the continued manufacture of the Instrument.

          6.4  Compensation.  If this Agreement is terminated by SeaMED,
               ------------
then the transition services specified in Sections 6.2 and 6.3 shall be provided by SeaMED, without charge to Aastrom. If Aastrom terminates this Agreement, then Aastrom shall compensate SeaMED for SeaMED's transition services specified in Section 6.2 and 6.3 above in accordance with the Compensation Schedule attached hereto as Exhibit E.

      7.  Records; Inspection.  SeaMED shall keep accurate and complete
          -------------------
records with respect to its design work and manufacture of the Instrument preproduction units and precommercial units, including all records of time worked and other costs. At Aastrom's request, SeaMED shall allow Aastrom or its designee to inspect and audit such records to verify actual costs and reasonableness of allocation methodologies. Additionally, at Aastrom's request, SeaMED shall allow Aastrom to inspect the facility where the Instrument units are manufactured.

      8.  Indemnification.
          ---------------

          8.1  By SeaMED.  SeaMED shall indemnify, defend and hold harmless
                ---------
Aastrom and its officers, directors, employees and agents for any loss, claim, cost or damage arising out of any claim or action for bodily injury based on the use of any Instrument preproduction units and precommercial units to the extent such loss, claim, cost or damage results, directly or indirectly, (i) from a breach by SeaMED of its warranties as set forth in this Agreement, or (ii) from any negligent, willful or intentional acts by SeaMED.

          8.2   By Aastrom.  Aastrom shall indemnify, defend and hold harmless
                ----------
SeaMED and its officers, directors, employees and agents for any loss, claim, cost or damage arising out of any claim or action for bodily injury based on the use of any Instrument preproduction units and precommercial units to the extent such loss, claim, cost or damage does not result from SeaMED's acts described in
Section 8.1 above, but rather results, directly or indirectly, (i) from the negligent, willful or intentional acts of Aastrom or its agents (other than SeaMED), (ii) from a breach by Aastrom of its warranties with respect to the Instrument preproduction unit, or (iii) from any product liability claim related to or arising out of the Instrument preproduction units and precommercial units, other than those claims described in Section 8.1 above.

          8.3   Patent Infringement.  Aastrom shall indemnify and hold SeaMED
                -------------------
harmless from any loss, damage, or cost (including reasonable attorneys' fees and expenses) arising from any claim that the Instrument or its operation infringes a United States patent, trademark, copyright, or other proprietary right, including trade secrets. SeaMED shall indemnify and hold Aastrom harmless from any loss, damage, or cost (including reasonable attorneys' fees and expenses) arising from any claim that SeaMED's manufacturing processes or methods infringes a United States patent or other proprietary right, including trade secrets.

          8.4   Control of Action.  In the event any lawsuit for which indemnity
                -----------------
is applicable, Aastrom will control the defense and selection of defense counsel, and SeaMED will be entitled to participate therein by selecting co-counsel reasonably satisfactory to Aastrom. Aastrom shall have the right to direct and control such defense, to settle any dispute, and SeaMED shall be responsible for payment of any settlement to which SeaMED has consented, such consent not to be unreasonably withheld. In conducting the defense and negotiating any settlement, Aastrom's counsel shall give due consideration to suggestions of SeaMED's co-counsel.

          8.5   Insurance.  SeaMED agrees to provide and maintain at its sole
                ---------
expense comprehensive general liability insurance, including product liability insurance, covering worldwide sales, covering bodily injury and property damage to third parties for accidents or injuries arising out of the use of the Instrument preproduction units and precommercial units manufactured by SeaMED. Said insurance shall have a combined single limit of $2 million per occurrence, as a total limit of liability for any one occurrence with respect to bodily injury and property damage, with a deductible of no higher than $25,000, and with no aggregate annual limit. SeaMED will furnish to Aastrom certificates of insurance evidencing that such insurance is in effect, and that Aastrom is named as an additional insured party thereunder. Such certificates shall provide that in the event such insurance should be materially adversely changed or terminated for any reason, the insurance company will give Aastrom thirty (30) days' prior written notice of such change or termination.

          9.   Exclusivity.
               -----------

               9.1   Continuing Prohibition.  At all times both during and after
                     ----------------------
the term of this Agreement, SeaMED shall not make or sell, or enable others to make or sell, the Instrument, excepting only for making and selling the Instrument for Aastrom. Similarly, at all times SeaMED shall not use, or enable others to use, any of Aastrom's proprietary information as further described in
Section 10 below.

               9.2   No Similar Product.  (a) During the term of this Agreement,
                     ------------------
and during the term of any similar manufacturing agreement between SeaMED and Aastrom, and for a period of three (3) years thereafter, SeaMED shall not participate in the design or development by any party other than Aastrom of any cell expansion system which uses any technologies which are similar to one or more of the significant proprietary technologies utilized by the Instrument; provided, however, SeaMED may continue to perform its existing customer agreements which are in place as of the date hereof, and SeaMED may manufacture products that have cell culture applications so long as said products are not competitive with Aastrom's Instrument and so long as said products do not use substantially identical subassemblies; (b) During the term of this Agreement, and during the term of any manufacturing agreement between SeaMED and Aastrom, SeaMED shall not manufacture, assemble, produce, ship or in any other way make available for use or distribution, by any party other than Aastrom, any cell expansion system which uses any technologies which are similar to one or more of the significant proprietary technologies utilized by the Instrument.

               9.3   No Use of Aastrom's Proprietary Information. Even after the
                     -------------------------------------------
three (3) years specified in Section 9.2(a) above, SeaMED shall not thereafter render any services or make or sell any product for any other party which services or products use or arise out of technology developed or owned by Aastrom or developed by SeaMED on behalf of Aastrom. Such methods or systems shall include, without limitation, those presently in the course of development by Aastrom and those which shall be developed by SeaMED and/or Aastrom and/or the Other Design Contractors in furtherance of this Agreement. SeaMED acknowledges and agrees that Aastrom has a legitimate business purpose in precluding SeaMED from divulging or otherwise using any and all information derived by SeaMED in the course of performing this Agreement, and that Aastrom intends to use the Instrument and related methods and systems for its own business purpose and competitive advantage in the marketplace.

          10.  Proprietary Information.
               -----------------------

               10.1   Aastrom's Property; Use of Property by SeaMED.  SeaMED
                      ---------------------------------------------
recognizes the proprietary interest of Aastrom in the techniques, designs, specifications, drawings and other technical data now existing or developed during the term of this Agreement relating to the System. SeaMED acknowledges and agrees that such techniques, designs, specifications, drawings and technical data relating to the System, whether developed by SeaMED alone, in conjunction with others, or otherwise, shall be and is the property of Aastrom. SeaMED shall cooperate fully in communicating to Aastrom or its agents the property described above. SeaMED hereby waives any and all right, title and interest in and to such proprietary information. SeaMED shall have the right to use any technology, information, samples, documents and other proprietary information of Aastrom provided in connection with the collaboration described herein solely and exclusively for the purpose of conducting such development and design efforts related to the Instrument and manufacturing the System for Aastrom and for no other purpose.

               10.2   Inventions.  As to any improvement to the Instrument, any
                      ----------
component thereof or any disposable used in connection therewith, which is made by SeaMED's employees or agents in the course of SeaMED's work for Aastrom, or as a result thereof, which improvement constitutes a patentable invention, SeaMED hereby agrees to promptly disclose the same to Aastrom, and SeaMED hereby agrees to assign to Aastrom, and SeaMED hereby agrees to cause the inventor/employee to assign to Aastrom, all ownership rights in the invention; and SeaMED shall cause said inventor/employee to sign appropriate patent applications prepared at the expense of Aastrom.

               10.3   Nondisclosure. SeaMED acknowledges and agrees that Aastrom
                      -------------
is entitled to prevent Aastrom's competitors from obtaining and utilizing Aastrom's trade secrets. SeaMED agrees during the term hereof and thereafter to hold Aastrom's trade secrets and other confidential or proprietary information in strictest confidence and not to use them for purposes other than performance hereunder, and not to disclose them or allow them to be disclosed, directly or indirectly, to any other person or entity, other than to persons engaged by SeaMED for the purpose of performance hereunder, without Aastrom's prior written consent. SeaMED acknowledges the confidential nature of its relationship with Aastrom and of any information relating to the Instrument, Aastrom, or its distributors, agents, clients or customers which SeaMED may obtain during the term hereof. SeaMED also agrees to place any persons to whom said information is disclosed for purposes of performance hereunder under a legal obligation to treat such information as strictly confidential.

               10.4   Confidentiality. The provisions and arrangements made
                      ---------------
under this Agreement are confidential between parties. Each party shall protect confidential information in the same manner it protects its own confidential materials. Neither party shall make any reference to this Agreement or any provision hereof in any publicly disseminated literature, printed matter, or other publicity issued by or for it, except (i) as required by law, (ii) in connection with a public or private offer or sale of securities, a business collaboration or transaction, or a governmental or industry regulatory communication, or (iii) in a fashion and at a time mutually agreed upon by both parties after the execution of this Agreement. After Aastrom has sold an Instrument in the ordinary course of business, SeaMED may add Aastrom to SeaMED's list of customers and may show external product photographs for marketing purposes.

          11.  Term.  The term of this Agreement shall commence on the date
               ----
first written above and shall continue in full force and effect until terminated as set forth herein. Either party may terminate this Agreement without cause upon at least six (6) months' prior written notice. Upon any termination of this Agreement, (i) both parties shall fully perform all of their obligations accruing up through the date of termination and (ii) SeaMED will immediately return to Aastrom all tools and tooling, components, work-in-process, preproduction units, and any other items which have been or will be paid for by Aastrom, plus any information, Manufacturing Drawings, description of manufacturing methods and processes required by governmental agencies, and all other items related to the Instrument. Additionally, to the extent applicable, the obligations under Sections 5, 7, 8, 9, 10 and 13 shall survive any termination of this Agreement for a period of ten (10) years after the termination of this Agreement.

          12.  Default and Termination.
               -----------------------

               12.1   Breach.  The occurrence of any one or more of the
                      ------
following events shall constitute an event of default hereunder, and upon the expiration of any applicable time period for a cure, shall constitute a breach of this Agreement, giving rise to the rights identified in Section 12.2 hereof:

               (a) If Aastrom shall default hereunder in the payment of funds when due and such default continues for a period of thirty (30) days after written notice thereof;

               (b) Subject to subsections (d) and (e) below, if either party fails to faithfully perform or observe any agreement or condition to be performed by such party (including without limitation, the delivery obligations set forth on Exhibit C), and if such default continues for a period of thirty
(30) days after written notice thereof, specifying the nature of such default;

               (c) If any proceeding is commenced by or for either party under any of the bankruptcy laws, or if either party is adjudged insolvent by any court, makes an assignment for the benefit of creditors, or enters into a general extension agreement with creditors;

          (d) If SeaMED shall breach its obligation to timely repair any defective Instrument preproduction unit pursuant to Section 3; or

          (e) If SeaMED shall breach its obligations of exclusivity or confidentiality set forth in Sections 9 or 10 hereof.

          12.2  Remedy.  In addition to all rights and remedies provided
                ------
under law, the nondefaulting party shall have the right, in the event of default, to terminate this Agreement and any obligations imposed on such nondefaulting party hereunder, provided, however, that, to the extent applicable, the obligations under Sections 5, 7, 8, 9, 10 and 13 shall survive any termination of this Agreement.

     13.  Miscellaneous.
          -------------

          13.1  Independent Contractors.  The relationship between Aastrom
                -----------------------
and SeaMED hereunder shall be that of independent contractors, and nothing in this Agreement shall be deemed to constitute a joint venture, partnership, agency or employer/employee arrangement between the parties. Neither party shall have any authority or power to bind the other party or to contract in the name of, or make any representations or warranties, express or implied, on behalf of the other party, or otherwise create any liability against the other party in any way for any purpose.

          13.2  Causes Beyond Control.  The parties hereto shall not be
                ---------------------
responsible for any loss or breach due to delay in delivery or performance hereunder caused by governmental regulations, controls or directions, outbreak of a state of emergency, hostilities, civil commotion, riots, epidemics, acts of God, other natural casualties, fires, strikes, walkouts or other similar cause or causes beyond the control of the parties. In the event that any party shall be delayed in, or prevented from, performing its obligations under this Agreement as a result of any of the foregoing, such party shall promptly notify the other party of such delay or cessation in performance. In the event that such party is unable to resume performance hereunder within sixty (60) days of the date on which its performance was suspended, the other party shall have the right to terminate this Agreement upon ten (10) days prior written notice.

          13.3  Successors and Assigns.  The rights and remedies of Aastrom
                ----------------------
under this Agreement shall inure to the benefit of the successors, assigns and transferees of Aastrom. SeaMED shall have no right to assign, transfer or otherwise dispose of its rights under this Agreement or to assign the burdens hereof, without the prior written consent of Aastrom.

          13.4  Applicable Law.  The construction of this Agreement, and the
                --------------
rights and liabilities of the parties hereto, shall be governed by the laws of the State of Michigan.

          13.5  Severability.  Each term, condition or provision of this
                ------------
Agreement shall be viewed as separate and distinct, and in the event that any such term, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

          13.6  Entire Agreement; Modification and Waiver.  This Agreement
                -----------------------------------------
contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings between them relating to the subject matter hereof. This Agreement may not be amended or modified except by an instrument in writing, signed by duly authorized representatives of both parties. The waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party shall not be deemed to constitute a waiver of any other right hereunder or of any claim in respect of any other failure to perform or breach.

          13.7  Counterparts.  This Agreement may be executed in
                ------------
counterparts all of which together shall constitute one and the same instrument.

          13.8  Dispute Resolution.  Any controversy or claim arising out of
                ------------------
or relating to this Agreement, or the breach or interpretation hereof, shall be resolved through good faith negotiation between the principals of the parties hereto. Any controversy or claim not resolved by mutual agreement shall be submitted to binding arbitration in Ann Arbor, Michigan, in accordance with the rules of the American Arbitration Association ("AAA") as then in effect; and judgment upon the award rendered in such arbitration shall be final and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The party most prevailing in said arbitration, as determined by the arbitrator based upon the parties' respective claims and positions, shall be entitled to recover from the non-prevailing party all attorneys' fees and other costs incurred in connection with the arbitration proceeding.

          13.9  Notices.  All notices and other communications permitted or
                -------
required under this Agreement shall be in writing and shall be deemed to have been given when received at the addresses set forth on the signature page hereof, or at such other address as may be specified by one party in writing to the other.

Said written notice may be given by mail, telecopy, rush delivery service, personal delivery or any other means.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         AASTROM:

                              AASTROM BIOSCIENCES, INC.
                              a Michigan corporation

                              By:/s/ R. DOUGLAS ARMSTRONG
                                 --------------------------------
                                Name: R. Douglas Armstrong, Ph.D.
                                      ---------------------------
                                Title: President and CEO
                                       ----------------------------

                              P. O. Box 376
                              Ann Arbor, MI 48106
                              Attn:  R. Douglas Armstrong, Ph.D.
                              Fax: (313) 665-0485

                         SEAMED:

                              SEAMED CORPORATION,
                              a Delaware corporation

                              By: /s/ W. ROBERT BERG
                                 -------------------------------
                                Name:  W. Robert Berg
                                Title:  President/CEO

                              11810 North Creek Parkway North
                              Bothell, WA  98011
                              Attn:  W. Robert Berg
                              Fax: (206) 487-1736

                                    EXHIBITS



     A         General Description of the System and the Instrument

     B         Specifications and Functional Requirements for the Instrument

     C         Time and Quantity Schedule - Preproduction Units

     C-1       Pricing for Precommercial Units

     D         Manufacturing Drawings for the Instrument

     E         Compensation Schedule for Design Work and Manufacturing
               Preproduction Units

     F         Summary of Manufacturing Agreement for Phase II

                                  EXHIBIT   A

              General Description of the System and the Instrument


1.1 The Aastrom Cell Expansion System represents technology for the ex vivo growth and expansion of human stem and hematopoietic progenitor cells. The system is intended to provide cells in sufficient volume and with the necessary characteristics to complete a bone marrow transplantation or a nadir prevention/rescue resulting from therapies such as high dose chemotherapy or radiation. These cells are grown from a small starting population of cells normally obtained from the bone marrow or peripheral blood. The use of Cell Expansion System provides for production of cells that can be infused to augment recovery of a compromised hematopoietic system.

1.2 The Cell Expansion System consists of (1) a disposable biochamber cartridge where the growth and expansion of cells takes place, (2) a biochamber incubation unit and companion monitor module that controls the biological and physical environment during the expansion process, (3) an inoculation/harvest unit that facilitates the initial filling and inoculation of cells as well as the final harvest of cells at the completion of the expansion process, (4) growth medium as required by the cell culture (to which specified growth factors and glutamine are added),
     (5) harvest reagents which facilitate the removal of the expanded cells from the biochamber, (6) a system rack will be available to conveniently integrate multiple biochamber incubation units with the monitor module.

     1.2.1. The disposal biochamber cartridge (DBC) contains the medium contact components for the incubation period and provides a functionally closed environment in which the cell expansion can occur. The cartridge is provided fully assembled in a sterile package.

               In addition to a cell growth chamber, the medium contact components include a reservoir for medium supply, a pump mechanism for delivery of the medium to the growth chamber, valves to facilitate filling and harvesting, a reservoir for the collection of waste medium exiting the growth chamber, and a reservoir for the collection of harvested cells.

               The cartridge also includes a gas chamber which is supplied with a controlled mixture of gases for pH stability and oxygenation of the growth chamber through a gas permeable, hydrophobic membrane that separates the two chambers.

               The cartridge also includes a provision for heat transfer to the growth chamber and away from the medium supply reservoir to facilitate temperature control.

               A biochamber key containing a non-volatile memory device is attached to the DBC at the beginning of use and accessed by the system electronics during the cell expansion process to record pertinent data. The key is detached after cell harvest, and archived as part of the patient specific cell expansion record.

     1.2.2. The biochamber incubation unit (BIU) provides the biological and physical environment to support the cell growth process. The biochamber cartridge is inserted into the BIU after inoculation is complete. The BIU controls: the flow of medium to the growth chamber; the temperature of the growth medium supply compartment; the temperature of the growth chamber compartment; and the concentration and flow rate of gases delivered to the gas chamber. The BIU also monitors the density of cells in the growth chamber and various safety/alarm parameters to assure that the cell expansion process is proceeding as expected.

               The unit receives commands from keys on its front panel and communicates with the operator through a central BIU monitor module (BIUMM). An integral BIU display also provides information to the operator. Up to twelve biochamber incubation units can be connected to the monitor module. Each BIU has its own micro processor based control system and operates independently of the monitor module. As such, it will continue to function in the event of failure of the monitor module.

     1.2.3. The inoculation/harvest unit (IHU) performs the initial filling of the biochamber cartridge with growth medium (supplemented with growth factors) and the inoculation of cells. The same unit also performs the removal of the cells from the growth chamber at the completion of the cell expansion process. The system design provides for the appropriate level of sterility assurance during the inoculation and harvest procedures.

               1.2.3.1 During initial set up and fill, the operator loads the biochamber cartridge into the IHU, connects the medium supply (supplemented with growth factors) to the cartridge and transfer the medium to the internal reservoir. The operator is prompted to manually inject the cells into the cartridge at the appropriate time. The process then continues under software control until the cartridge is ready to be placed in the biochamber incubation unit for cell expansion.

               1.2.3.2. At the completion of the expansion process, the operator loads the biochamber back into the IHU, attaches the harvest reagents, and harvesting of the expanded cells proceeds under software control. At the completion of the harvest process, the expanded cell product is contained in a single bag to facilitate washing and preparation for direct infusion or cryopreservation.

     1.2.4. The standard growth medium for the expansion of hematopoietic cells will be distributed as a separate item in packaging that will facilitate the addition of growth factors and glutamine followed by sterile connection to the biochamber cartridge just prior to use.

     1.2.5. The harvest reagents needed for the process will be distributed as separate items in packaging that will facilitate an aseptic connection to the biochamber cartridge for cell harvest.

     1.2.6. The system rack conveniently integrates several BIUs and a monitor module. The rack organizes connections to the facility and the inter connections between the various modules.



     The Instrument consists of the components described in paragraphs 1.2.2
(BIU), 1.2.3 (IHU), and 1.2.6 (Rack).

                                   EXHIBIT B

         Functional Requirements and Specifications for the Instrument

                         (to be added per Section 1.2)



     See generally Exhibit A. See also the SeaMED Project Plan, Drawing Number 908180, draft dated 2-2-94, which is incorporated herein. Additional functional requirements and specifications for the Instrument will be added by Aastrom during the course of the work.

                                  EXHIBIT   C

                         Time and Quantity Schedule --
                              Preproduction Units

                                                                     Completion
Time Schedule:                                                           Date
-------------                                                         ---------

     Reliability prediction                                                *

     Preliminary review with UL, CSA, TUV                                  *

     Release of printed circuit board                                      *

     Release of electro-mechanical subsystems
      and enclosures                                                       *

     Delivery of pre-production Units


          10 Biochamber Incubation Units                                   *
          20 Biochamber Incubation Units                                   *
          20 Biochamber Incubation Units                                   *
          15 Inoculation/Harvest Units                                     *
          15 Monitors                                                      *

     Software validation testing complete                                  *

     Delivery of system racks


                                                                         Maximum
                                                            Pre-production Units
Ouantity                                                    (Schedule E Pricing)
--------                                                    --------------------

     Biochamber incubation units                                              75

     Biochamber incubation unit monitor modules                               35

     Inoculation harvest units                                                35

     Rack                                                                     35

     SeaMED hereby agrees to perform the tasks and to manufacture and deliver the units as specified above.

                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

                                  EXHIBIT C-1

                      Pricing for Precommercial Units/1/

Material Cost                       Actual Cost                       xx

Material Burden                     *                                 xx

Outpatient Services                 Actual Cost                       xx

Direct Labor, Assembly & Testing    * per direct hour of labor        xx
                                                                   -----
                                               Subtotal:            xxxx

Other Manufacturing                 * of the above subtotal            x
                                                                   -----
                                               Total Cost:          xxxx
                                                                     ---
Total Price                         *  x Total Cost                xxxxx

                                       *

______________
/1/ Subject to pricing methodology definitions and consideration for pricing schedule specified in Exhibit F, Section 4.1.




                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

                                  EXHIBIT   D

                   Manufacturing Drawings for the Instrument

                        (to be added per Section 2.1(e))

                                   EXHIBIT E

                     COMPENSATION SCHEDULE FOR DESIGN WORK
                     AND MANUFACTURING PREPRODUCTION UNITS

     1. Aastrom shall compensate SeaMED for SeaMED's design work and manufacturing work for the preproduction units on a "time and materials" basis. Engineering time will be billed at the rate of * per hour. Technician and drafting time will be billed at * per hour. Materials will be billed at the actual costs to SeaMED. SeaMED shall submit to Aastrom a monthly invoice for said design work and manufacturing work performed and the materials used, together with such supporting details as Aastrom may reasonably request. Aastrom shall pay said invoice within thirty (30) days after the invoice and supporting details are received by Aastrom. Aastrom will have full audit rights as to the costs charged by SeaMED.

     2. SeaMED shall prepare and deliver to Aastrom a budget estimate for all of SeaMED's work, which budget shall be subject to the review and approval by Aastrom. On a monthly basis, SeaMED shall review with Aastrom any variations between the budget and the actual costs. On a periodic basis, SeaMED will review with Aastrom any recommended revisions to the budget which may be appropriate for responding to any changing circumstances, to best meet the needs of Aastrom, and to keep costs under control. All work by SeaMED shall be performed and charged within the limits of the budget approved by Aastrom, as said budget may be revised from time to time with Aastrom's Approval.





                   *CONFIDENTIAL PORTION REDACTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                  EXHIBIT   F

                Summary of Manufacturing Agreement for Phase II

     1.   Specifications. Based upon the design work referenced in the
          --------------
Collaborative Product Development Agreement (the "Collaborative Agreement") and the Specifications and the Phase II Manufacturing Drawings and Process referenced in the Collaborative Agreement (collectively called the "Specifications and Drawings"), SeaMED shall manufacture and sell to Aastrom so many of the Instruments as Aastrom may order, with each Instrument being manufactured in accordance with the Specifications and Drawings. SeaMED shall manufacture the Instruments in conformity with then current applicable Good Manufacturing Practices (as described in Title 21 of the U.S. Code of Federal Regulations, Part 820), and any other applicable standards (UL, CSA, IEC and
TUV) for manufacturing of the Instrument. SeaMED shall maintain its manufacturing facility, equipment and procedures so as to obtain and comply with ISO 9002 certification in accordance with the EC Medical Directives, and shall apply the EC mark to the devices intended for the European market.

     2.   Forecast of Orders. (to come later)
          ------------------

     3.   Schedule to Fill Orders. (to come later)
          -----------------------

     4.   Price.
          -----

          4.1  Initial Purchase Price. The following formula schedule is used to
               ----------------------
calculate the maximum initial purchase price for the Instrument.

Cost Components                         Alternative Annual Sales Volumes
---------------                         --------------------------------
                                       A              B              C
                                     0-$1m        $1m-$5m     greater than $5m
                                     -----        -------     ----------------
Material Cost                     Actual Cost    Actual Cost     Actual Cost
Material Burden                        *              *               *
Outplant Services                 Actual Cost    Actual Cost     Actual Cost
Direct Labor, Assembly              */direct        */direct        */direct
  and Testing (includes           labor hour      labor hour     labor hour
  Direct Labor Rate and
  Direct Labor Overhead)
Standard direct labor hours            *              *               *
as of determined on Column A
volume
Other Manufacturing                    *              *               *
General and Administrative             *              *               *
Profit from Operations                 *              *               *

     Definitions used in the foregoing pricing methodology for the Aastrom Instruments are as follows:

          Annual Sales Volume - Amount shipped in a 12 month period beginning
          -------------------

                         *CONFIDENTIAL PORTION REDACTED
                   AND FILED SEPARATELY WITH THE COMMISSION with the first shipment.

          Material Costs - Cost of raw material and purchased components.
          --------------

          Material Burden - Actual costs allocated in accordance with GAAP and
          ---------------
          associated with procurement, receiving inspection, stores handling, shop floor control, quality assurance, quality engineering, and facilities costs.

          Outplant Services - Cost of outplant operations such as board
          -----------------
          stuffing, machining or plating.

          Direct Labor, Assembly and Testing - Hours of time required to
          ----------------------------------
          assemble and test all levels of the product.

          Direct Labor Rate - Cost associated with one hour of direct labor at
          -----------------
          * hour, for Column A quantity pricing.

          Direct Labor Overhead - Actual costs allocated to direct labor in
          ---------------------
          accordance with GAAP associated with production, customer support, operations management, facilities, manufacturing engineering, quality assurance & quality engineering (at * hour for Column A quantity pricing).

          Other Manufacturing Costs - Actual costs incurred for warranty,
          -------------------------
          variances and inventory obsolescence. The percentage expressed is a percentage of the four cost categories.

          Gen & Admin - Cost for G & A departments, (Finance, Marketing and
          -----------
          Executive). The percentage expressed is a percentage of the purchase price.

          Profit from Operations - SeaMED's normal profit margin (defined as net
          ----------------------
          income before taxes). The percentage expressed is a percentage of the purchase price.

Considerations for pricing schedule:

     (a) Material burden, other manufacturing, general and administration, and profit form operations rates are not to exceed rates at the level noted above, for the term of the Agreement.
     (b) The volume criteria applies to total system purchases rather than being applied on a per Instrument basis; except the Assembly and Test percent decrease, which does apply on a per Instrument basis.
     (c) These scheduled rates will be viewed as a ceiling (or capped price). It is the intention of both parties to move to a "fixed price" which will be negotiated, but will not exceed the "formula" or schedule.
     (d) Aastrom has the full, open right to audit all costs and calculations associated with the rates, including cost allocations.
     (e) SeaMED has the "good faith" obligation to obtain and provide the lowest possible price for materials.

Prior to the parties signing the Manufacturing Agreement, SeaMED shall prepare and deliver to Aastrom an itemized schedule of the direct costs for the number of units of the Instrument which Aastrom estimates will be purchased during the next six months. Once said price is mutually approved by Aastrom and SeaMED, it shall serve as a ceiling purchase price until changed pursuant to Section 4.2.

          4.2  Price Adjustments. No more frequently than once in any six (6)
               -----------------

                         *CONFIDENTIAL PORTION REDACTED
                   AND FILED SEPARATELY WITH THE COMMISSION month period, either SeaMED or Aastrom may request a change in the purchase price based upon the pricing formula set forth in Section 4.1, to accommodate increased or decreased costs of manufacture, or increase or decrease in the number of units manufactured. Such request and change shall be based upon demonstrated increased or decreased costs of components or labor for the units manufactured and to be manufactured. If any costs of components or labor decrease during the term of this Agreement, or if the number of units manufactured is materially greater than the estimated number used for establishing the previous price, then SeaMED shall reduce the purchase price to reflect such changes. Similarly, if the costs of components or labor increase, or the number of units manufactured is materially less than the estimated number used for establishing the previous price, then SeaMED and Aastrom shall increase the price to reflect such changes. Any such price adjustments shall take effect sixty (60) days after agreement by the parties and shall be appended hereto as an additional exhibit.

     5.   Payment Terms. Aastrom shall pay SeaMED the invoiced price in U.S.
          -------------
dollars for each shipment of Instruments within thirty (30) days after the later of (i) the date the invoice is received by Aastrom, or (ii) the date the shipment of Instruments is made by SeaMED. Unless otherwise specified or required by law, all prices will be quoted and billed exclusive of federal, state, or local excise, sales, or other similar taxes. Although the parties do not expect any such taxes, if any such taxes are payable, they will appear as an additional item on the invoices.

     6.   Shipment and Risk of Loss. SeaMED shall deliver the Instrument FOB
          -------------------------
Bothell, Washington, for shipment to Aastrom's premises in Ann Arbor, Michigan, or to such other address as specified by Aastrom. Title and risk of loss shall pass to Aastrom upon SeaMed's delivery of the Instrument to a licensed carrier approved by Aastrom for shipment of the Instrument to Aastrom.

     7.   Inspection. Promptly after Aastrom receives a shipment of the
          ----------
Instruments, Aastrom shall inspect the Instruments to verify that they have been manufactured in accordance with the required Specifications and Drawings. Aastrom shall give prompt notice to SeaMED of any non-conforming Instrument, and SeaMED shall take all necessary actions to remedy and correct any non-conforming Instrument. Aastrom shall be entitled to delay payment for any non-conforming Instrument until it is fully corrected. If an instrument is found later to be non-conforming to the required Specifications and Drawings, the fact that Aastrom did not discover the non-conformance earlier shall not impair Aastrom's warranty rights under Section 9 below.

     8.   Manufacturing Process. SeaMED shall furnish to Aastrom copies of the
          ---------------------
documentation which fully describes in detail the manufacturing and testing processes, methods and techniques used to manufacture and test the Instrument, including without limitation, all items referenced in Section 6.3 of the Collaborative Product Development Agreement. As changes or improvements are contemplated in said manufacturing, the documentation describing the changes and improvements will be furnished to Aastrom for approval prior to implementation. SeaMED acknowledges that the Cell Expansion System is a PMA device and that changes to the manufacturing and testing process may require submission to FDA and FDA approval prior to implementation. Aastrom shall have the non-exclusive, royalty-free right to utilize (and to permit Aastrom's other suppliers to utilize) all of said manufacturing and testing processes, methods and techniques to manufacture and test the Instrument, irrespective of whether they were developed by Aastrom or SeaMED.

     9.   Warranty.
          --------

          9.1  Manufacturer's Warranty. SeaMED warrants that the Instrument (i)
               -----------------------
shall be manufactured in full compliance with the Specifications and Drawings,
(ii) shall be free from defects in material and workmanship, and (iii) shall be free from defects in design as to those specific elements for which SeaMED was primarily responsible for the design, as specified in the Project Plan, as amended, as referenced in the Collaborative Agreement. As to the elements of the instrument for which SeaMED was not primarily responsible for the design, SeaMED makes no warranty as to design. SeaMED further warrants that the manufacture, assembly and delivery of the Instrument hereunder shall be in compliance with
(a) all applicable federal, state and local laws, rules, regulations and executive orders, including without limitation, all of the employee compensation, health and safety and environmental laws applicable to SeaMED's facility, and all U.S. customs laws and regulations, and applicable regulations of the U.S. Food & Drug Administration ("FDA") and the European Community and Japanese equivalent of the FDA; and (b) performed in a professional, workmanlike manner in accordance with prevailing industry standards. SeaMED understands that Aastrom may sell the Instrument to hospital customers or other users. SeaMED agrees that the foregoing warranties are for the benefit of Aastrom and any ultimate end-user of the Instrument.
          9.2  Limitation on Liability. SeaMED shall either repair or replace or
               -----------------------
provide to Aastrom full credit for the purchase price of any Instrument which is defective due to SeaMED's failure to comply with the foregoing warranty. Any such repair, replacement or credit shall be made within thirty (30) days after SeaMED takes receipt of the defective Instrument. All shipping and other costs incurred in connection with the repair or replacement of any defective Instrument shall be borne by and for the account of SeaMED. Except as specified in Section 11, SeaMED shall have no liability to Aastrom for any consequential damages or loss, including but not limited to loss of profits or goodwill, additional expenses incurred, or other damages.
          9.3  Disclaimer of Warranties. EXCEPT FOR THE WARRANTIES SET FORTH IN
               ------------------------
SECTION 9.1, SEAMED DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.
          9.4  Aastrom's Warranty. Aastrom warrants that all elements of the
               ------------------
Instrument for which SeaMED was not primarily responsible for the design shall be free from defects in design.
          10.  Records; Inspection. SeaMED shall keep full and complete records
               -------------------
with respect to its manufacture of the Instrument, including all records of costs and purchase price adjustments. At Aastrom's request, SeaMED shall allow Aastrom or its designee to inspect and audit such records. Additionally, at Aastrom's request, SeaMED shall allow Aastrom to inspect the facility where the Instruments are manufactured, and to inspect any work in progress on the Instruments, for quality control purposes. Further, at Aastrom's request, SeaMED shall make available to Aastrom or its designee all information as Aastrom may reasonably request relating to the purchase of components and to the manufacture, assembly and shipment of the Instrument, and to the performance by SeaMED of its obligations hereunder.
          11.  Indemnification. Same as Section 8 in the Collaborative
               ---------------
Agreement--applicable to the Instrument.
          12.  Obligation to Maintain Insurance. SeaMED agrees to provide and
               --------------------------------
maintain at its sole expense comprehensive general liability insurance, including product liability insurance, covering bodily injury and property damage to third parties for accidents or injuries arising out of the use of the Instruments manufactured by SeaMED. Said insurance shall have a combined single limit of * per occurrence, as a total limit of liability for any one occurrence with respect to bodily injury and property damage, with a deductible of no higher than $25,000, and with no aggregate annual limit. SeaMED will furnish to Aastrom certificates of insurance evidencing that such insurance is in effect, and that Aastrom is named as an additional insured party thereunder. Such certificates shall provide that in the event such insurance should be materially adversely changed or terminated for any reason, the insurance company will give Aastrom thirty (30) days' prior written notice of such change or termination.
          13.  Exclusivity. Same as Section 9 of the Collaborative Agreement.
               -----------
Aastrom may establish a "second source" manufacturer.
          14.  Proprietary Information. Same as Section 10 of the Collaborative
               -----------------------

                         *CONFIDENTIAL PORTION REDACTED
                   AND FILED SEPARATELY WITH THE COMMISSION

Agreement.

          15.  Term. The term of this Manufacturing Agreement shall continue for
               ----
an initial term ending three years after the date of shipment by SeaMED of the first commercial unit of the Instrument. The term of this Agreement shall be renewed automatically after the initial term for an indefinite continuous term unless SeaMED gives a 24-month written notice not to renew, or unless Aastrom gives a six-month written notice not to renew. The renewed term of this Agreement may be terminated at any time by SeaMED giving a 24-month written notice of termination, or by Aastrom giving a six-month written notice of termination.

          16.  Default and Termination. Same as Section 12 of the Collaborative
               -----------------------
Agreement.

          17.  Miscellaneous. Same as Section 13 of the Collaborative Agreement.
               -------------

          18.  Other.
               -----

               a. Maintenance of Manufacturing Facilities, same as Section 2.3 of Collaborative Agreement and last two sentences in Section 1 above.

               b. Records; Inspection, same as Section 7 of Collaborative Agreement.